CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-270255 on Form S-6 of our report dated April 4, 2023, relating to the financial statement of FT 10692, comprising Balanced Income Equity and ETF Portfolio, Series 61, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 4, 2023